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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Credit Suisse First Boston (USA), Inc.:

    We consent to incorporation by reference in the registration statement (No. 333-30928) on Form S-3 of Credit Suisse First Boston (USA), Inc. of our report dated February 8, 2001, except as to Notes 21 and 22, which are as of March 26, 2001, relating to the consolidated statements of financial condition of Credit Suisse First Boston (USA), Inc. and Subsidiaries as of December 31, 2000, and 1999, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, and the related financial statement schedule, which report appears in the December 31, 2000, annual report on Form 10-K of Credit Suisse First Boston (USA), Inc.

/s/ KPMG LLP
New York, New York
March 28, 2001

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS